Exhibit 99.1

For Additional Information:

Bryan Giglia

Sunstone Hotel Investors, Inc.

(949) 382-3036

SUNSTONE HOTEL INVESTORS REPORTS RESULTS FOR FIRST QUARTER 2016

ALISO VIEJO, CA – May 2, 2016 – Sunstone Hotel Investors, Inc. (the “Company” or “Sunstone”) (NYSE: SHO) today announced results for the first quarter ended March 31, 2016.

First Quarter 2016 Operational Results (as compared to First Quarter 2015):

•	Comparable Hotel RevPAR increased 1.5% to $143.67.
•

Comparable Hotel Adjusted EBITDA Margin, excluding prior year property taxes and fees decreased 120 basis points to 24.7%. Excluding the impact related to the end of the ground lease abatement at the Hilton San Diego Bayfront, Comparable Hotel Adjusted EBITDA Margin, excluding prior year property taxes and fees would have decreased by 70 basis points.

•	Adjusted EBITDA decreased 5.9% to $61.8 million.
•	Adjusted FFO attributable to common stockholders per diluted share decreased 4.5% to $0.21.
•	Loss attributable to common stockholders decreased 2.4% to $3.2 million.
•	Loss attributable to common stockholders per diluted share remained flat at $0.02.

John Arabia, President and Chief Executive Officer, stated, “Our first quarter total portfolio RevPAR growth exceeded the low end of our guidance despite holiday calendar shifts and weak convention patterns in various markets that resulted in elevated levels of transient room rate discounting. However, Adjusted EBITDA and Adjusted FFO per share met or exceeded the top end of our guidance as a result of property-level cost controls and lower-than-anticipated corporate expenses. Looking forward, we continue to see mixed signals regarding hotel demand, and as a result, there is a higher level of uncertainty than is normally the case. While transient demand has been soft in several markets, our group trends generally remain healthy and point to a reacceleration of RevPAR growth in the second half of the year. Separately, we remain excited about the 2017 earnings contribution from our Boston Park Plaza and Marriott Wailea hotels, which are scheduled to complete their substantial repositionings by the end of the second and fourth quarters of 2016, respectively.”

UNAUDITED SELECTED STATISTICAL AND FINANCIAL DATA

($ in millions, except RevPAR, ADR and per share amounts)

	Three Months Ended March 31,
	2016	2015	Change

Total Portfolio Hotel RevPAR	$148.54	$147.54	0.7%
Comparable Hotel RevPAR	$143.67	$141.58	1.5%

Comparable Hotel Occupancy	77.4%	78.4%	(100)	bps
Comparable Hotel ADR	$185.62	$180.59	2.8%

Comparable Hotel Adjusted EBITDA Margin	24.7%	25.9%	(120)	bps

Net Income	$1.2	$1.2
Loss Attributable to Common Stockholders per Diluted Share	$(0.02)	$(0.02)
Adjusted EBITDA	$61.8	$65.7
Adjusted FFO Attributable to Common Stockholders	$44.2	$45.1
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.21	$0.22

Disclosures regarding the non-GAAP financial measures in this release are included on pages 5 through 7. Reconciliations of non-GAAP financial measures to the most comparable GAAP measure for each of the periods presented are included on pages 10 through 14 of this release. Comparable Hotel Adjusted EBITDA Margin excludes prior year property taxes and fees.

The Company’s actual results for the quarter ended March 31, 2016 compare to its guidance originally provided as follows:

Metric	Quarter Ended March 31, 2016 Guidance (1)	Adjustments (2)	Adjusted Prior First Quarter 2016 Guidance	Quarter Ended March 31, 2016 Actual Results (unaudited)	Performance Relative to Adjusted Prior Guidance Midpoint
Total Portfolio Hotel RevPAR Growth	+ 0.5% - 2.5%	̶	+ 0.5% - 2.5%	0.7%	-0.8%
Comparable Hotel RevPAR Growth (3)	+ 1.5% - 3.5%	̶	+ 1.5% - 3.5%	1.5%	-1.0%
Net Income ($ millions)	$4 - $7	̶	$4 - $7	$1	-$5
Adjusted EBITDA ($ millions)	$58 - $61	$0.6	$59 - $62	$62	+$2
Adjusted FFO Attributable to Common Stockholders ($ millions)	$41 - $44	-$0.5	$41 - $44	$44	+$2
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.19 - $0.21	̶	$0.19 - $0.21	$0.21	+$0.01
Diluted Weighted Average Shares Outstanding	213,000,000	̶	213,000,000	213,000,000	̶

(1)	Represents guidance presented on February 22, 2016.
(2)	Adjustments include the effects of 100% of the Company's deferred stock amortization expense, as well as the Company's issuance of 6.95% Series E Cumulative Redeemable Preferred Stock in March 2016.
(3)	Comparable Hotel RevPAR Growth excludes the Wailea Beach Marriott Resort & Spa due to the hotel’s repositioning during 2016.

Recent Developments

On April 6, 2016, the Company redeemed all 4,600,000 shares of its Series D Cumulative Redeemable Preferred Stock at a price equal to $25.00 per share plus accrued and unpaid dividends, using proceeds received from its March 2016 issuance of 4,600,000 shares of Series E preferred stock. After the redemption date, the Company has no outstanding shares of Series D preferred stock, and all rights of the holders of such shares were terminated. Because the redemption of the Series D preferred stock was a redemption in full, trading of the Series D preferred stock on the New York Stock Exchange ceased on the April 6, 2016 redemption date.

Balance Sheet/Liquidity Update

As of March 31, 2016, the Company had approximately $465.0 million of cash and cash equivalents, including restricted cash of $68.3 million. Adjusting for the redemption of the Company’s Series D preferred stock in April 2016, total pro forma unrestricted cash as of March 31, 2016 would be approximately $282.0 million.

As of March 31, 2016, the Company had total assets of $3.8 billion, including $3.2 billion of net investments in hotel properties, total consolidated debt of $1.1 billion and stockholders’ equity of $2.5 billion.

Capital Improvements

The Company invested $48.8 million into capital improvements of its portfolio during the three months ended March 31, 2016. During the first quarter 2016, the Company incurred total revenue displacement of approximately $3.0 million between the Boston Park Plaza and the Wailea Beach Marriott Resort & Spa, which was slightly below expectations. In 2016, the Company expects to invest approximately $165.0 million to $180.0 million into its portfolio, with the majority of that investment going to complete its two repositionings at the Boston Park Plaza and the Wailea Beach Marriott Resort & Spa. The Company expects $14.0 million to $16.0 million of revenue displacement, and $10.5 million to $12.5 million of EBITDA displacement resulting from the completion of the Wailea Beach Marriott Resort & Spa repositioning, which is in-line with previous estimates. In addition to displacement at the Wailea Beach Marriott Resort & Spa, the Company expects $2.5 million to $3.5 million of revenue displacement resulting from the completion of the Boston Park Plaza repositioning, which is in-line with previous estimates.

2016 Outlook

The Company’s achievement of the anticipated results is subject to risks and uncertainties, including those disclosed in the Company’s filings with the Securities and Exchange Commission. The Company’s guidance does not take into account the impact of any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions, dispositions, re-brandings, management changes, transition costs, severance costs associated with restructuring hotel services, early lease termination costs, prior year property tax assessments and/or credits, debt repurchases/repayments, perpetual preferred redemptions or unannounced financings during 2016.

For the second quarter of 2016, the Company expects:

Metric	Quarter Ended June 30, 2016 Guidance
Total Portfolio Hotel RevPAR Growth	+ 0.0% - 2.0%
Comparable Hotel RevPAR Growth (1)	+ 2.0% - 4.0%
Net Income ($ millions)	$42 - $45
Adjusted EBITDA ($ millions)	$96 - $99
Adjusted FFO Attributable to Common Stockholders ($ millions)	$78 - $81
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$0.36 - $0.38
Diluted Weighted Average Shares Outstanding	215,600,000

For the full year of 2016, the Company expects:

Metric	Full Year 2016 Guidance (2)	Adjustments (3)	Adjusted Prior Full Year 2016 Guidance	Current Full Year 2016 Guidance (4)	Change in Full Year 2016 Guidance Midpoint
Total Portfolio Hotel RevPAR Growth	+ 1.5% - 4.5%	̶	+ 1.5% - 4.5%	+ 1.5% - 4.0%	-0.2%
Comparable Hotel RevPAR Growth (1)	+ 2.5% - 5.5%	̶	+ 2.5% - 5.5%	+ 2.5% - 5.0%	-0.2%
Net Income ($ millions)	$110 - $133	̶	$110 - $133	$104 - $124	-$8
Adjusted EBITDA ($ millions)	$319 - $343	$2.4	$321 - $345	$324 - $345	+$1
Adjusted FFO Attributable to Common Stockholders ($ millions)	$252 - $275	$0.3	$252 - $276	$255 - $275	+$1
Adjusted FFO Attributable to Common Stockholders per Diluted Share	$1.17 - $1.28	̶	$1.17 - $1.28	$1.19 - $1.28	+$0.01
Diluted Weighted Average Shares Outstanding	215,000,000	̶	215,000,000	215,100,000	+100,000

(1)	Comparable Hotel RevPAR Growth excludes the Wailea Beach Marriott Resort & Spa due to the hotel’s repositioning during 2016.
(2)	Represents guidance presented on February 22, 2016.
(3)	Adjustments include the effects of 100% of the Company's deferred stock amortization expense, as well as the Company's issuance of 6.95% Series E Cumulative Redeemable Preferred Stock in March 2016.
(4)	See page 13 for a detailed reconciliation.

Second quarter and full year 2016 guidance are based in part on the following assumptions:

•

Full year revenue disruption of $14.0 million to $16.0 million, related to the repositioning at the Wailea Beach Marriott Resort & Spa, which is expected to negatively impact full year Total Portfolio Hotel RevPAR by 100 to 125 basis points.

•	Guarantee payment of $5.0 million related to the Wailea Beach Marriott Resort & Spa recorded in the fourth quarter.
•

Full year Comparable Hotel Adjusted EBITDA Margin reduction of approximately 30 to 0 basis points, which excludes the Wailea Beach Marriott Resort & Spa and any guarantee payments, but does reflect the impact related to the end of the ground lease rent abatement at the Hilton San Diego Bayfront.

•	Full year consolidated EBITDA includes approximately $6.0 million of expense related to the end of the ground lease rent abatement at the Hilton San Diego Bayfront.
•	Full year corporate overhead expense (excluding deferred stock amortization and one-time expenses related to acquisition closing costs) of approximately $20.0 million to $21.0 million.
•	Full year amortization of deferred stock compensation expense of approximately $7.0 million to $7.4 million.
•

Full year interest expense of approximately $60.4 million to $61.4 million, including approximately $2.2 million in amortization of deferred financing fees and $6.4 million of noncash interest related to loss on derivatives, and excluding approximately $1.4 million of capital lease obligation interest.

•

Full year expense of approximately $2.5 million to $3.0 million in one-time costs related to property-level restructuring, severance, management transition and lease termination costs, the majority of which occurred during the first quarter. These expenses have been excluded from both Adjusted EBITDA and Adjusted FFO attributable to common stockholders.

•

Full year total preferred dividends of $8.9 million, which includes both the Series D and Series E cumulative redeemable preferred stock, but excludes the $4.1 million redemption charge on the Series D.

Dividend Update

On April 28, 2016, the board of directors declared a cash dividend of $0.05 per share of common stock, as well as a cash dividend of $0.5357 per share payable to its Series E cumulative redeemable preferred stockholders. The Series E preferred stock dividend reflects the time period of March 11, 2016 to June 30, 2016. The dividends will be paid on July 15, 2016 to stockholders of record as of June 30, 2016.

The Company expects to continue to pay a regular quarterly cash dividend of $0.05 per share of common stock throughout 2016. To the extent that the expected regular quarterly dividends for 2016 do not satisfy the Company’s annual distribution requirements, the Company expects to satisfy the annual distribution requirement by paying a “catch up” dividend in January 2017. The level of any future quarterly dividends, however, will be determined by the Company’s board of directors after considering long-term operating projections, expected capital requirements, and risks affecting the Company’s business.

Supplemental Disclosures

Contemporaneous with this release, the Company has furnished a Form 8-K with unaudited financial information. This additional information is being provided as a supplement to information prepared in accordance with generally accepted accounting principles. The Company has no obligation to update any of the information provided to conform to actual results or changes in the Company’s portfolio, capital structure or future expectations.

Earnings Call

The Company will host a conference call to discuss first quarter 2016 financial results on May 3, 2016, at 12:00 p.m. Eastern Time (9:00 a.m. Pacific Time). A live web cast of the call will be available via the Investor Relations section of the Company’s website.  Alternatively, investors may dial 1-888-430-8691 (for domestic callers) or 1-719-325-2454 (for international callers). A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. is a lodging real estate investment trust (“REIT”) that as of May 2, 2016 has interests in 29 hotels comprised of 13,851 rooms. Sunstone’s hotels are primarily in the urban, upper upscale segment and are operated under nationally recognized brands, such as Marriott, Hilton, Hyatt, Fairmont and Sheraton. For further information, please visit Sunstone’s website at www.sunstonehotels.com.

Sunstone’s mission is to create meaningful value for our stockholders by producing superior long-term returns. Our values include transparency, trust, ethical conduct, communication and discipline. As demand for lodging generally fluctuates with the overall economy, we seek to employ a balanced, cycle-appropriate corporate strategy.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including opinions, references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; international, national and local economic and business conditions, including the likelihood of a U.S. recession or global economic slowdown, as well as any type of flu or disease-related pandemic, affecting the lodging and travel industry; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks or civil unrest, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of May 2, 2016, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

This release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies of these reports are available on our website at www.sunstonehotels.com and through the SEC’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”) at www.sec.gov.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key supplemental measures of our operating performance: earnings before interest expense, taxes, depreciation and amortization, or EBITDA; Adjusted EBITDA (as defined below); funds from operations attributable to common stockholders, or FFO attributable to common stockholders; Adjusted FFO attributable to common stockholders (as defined below); hotel Adjusted EBITDA; and hotel Adjusted EBITDA margin. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with GAAP. EBITDA, Adjusted EBITDA, FFO attributable to common stockholders, Adjusted FFO attributable to common stockholders, hotel adjusted EBITDA and hotel adjusted EBITDA margin as calculated by us, may not be comparable to other companies that do not define such terms exactly the same as the Company does. These non-GAAP measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA and Adjusted EBITDA are commonly used measures of performance in many industries. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization) from our operating results. We also believe the use of EBITDA and Adjusted EBITDA facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. In addition, certain covenants included in our indebtedness use EBITDA as a measure of financial compliance. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions.

Historically, we have adjusted EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful information to investors regarding our operating performance and that the presentation of

Adjusted EBITDA, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s complete understanding of our operating performance.

We believe that the presentation of FFO attributable to common stockholders provides useful information to investors regarding our operating performance because it is a measure of our operations without regard to specified noncash items such as real estate depreciation and amortization, amortization of lease intangibles, any real estate impairment loss and any gain or loss on sale of real estate assets, all of which are based on historical cost accounting and may be of lesser significance in evaluating our current performance. Our presentation of FFO attributable to common stockholders conforms to the National Association of Real Estate Investment Trusts’ (“NAREIT”) definition of “FFO applicable to common shares.” This may not be comparable to FFO reported by other REITs that do not define the terms in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do.

We also present Adjusted FFO attributable to common stockholders when evaluating our operating performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance, and may facilitate comparisons of operating performance between periods and our peer companies.

We adjust EBITDA and FFO attributable to common stockholders for the following items, which may occur in any period, and refer to these measures as either Adjusted EBITDA or Adjusted FFO attributable to common stockholders:

•

Amortization of favorable and unfavorable contracts: we exclude the noncash amortization of the favorable management contract asset recorded in conjunction with our acquisition of the Hilton Garden Inn Chicago Downtown/Magnificent Mile, along with the favorable and unfavorable tenant lease contracts, as applicable, recorded in conjunction with our acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Wailea Beach Marriott Resort & Spa. The amortization of favorable and unfavorable contracts does not reflect the underlying performance of our hotels.

•	Ground rent adjustments: we exclude the noncash expense incurred from straightlining our ground lease obligations as this expense does not reflect the underlying performance of our hotels.

•

Gains or losses from debt transactions: we exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of deferred financing costs from the original issuance of the debt being redeemed or retired because, like interest expense, their removal helps investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure.

•

Acquisition costs: under GAAP, costs associated with completed acquisitions classified as a business are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.

•

Noncontrolling interests: we deduct the noncontrolling partner’s pro rata share of any EBITDA or FFO adjustments related to our consolidated Hilton San Diego Bayfront partnership, as well as any preferred dividends earned by preferred investors in an entity that owns the Doubletree Guest Suites Times Square, including related administrative fees, prior to the hotel’s sale in December 2015.

•

Cumulative effect of a change in accounting principle: from time to time, the FASB promulgates new accounting standards that require the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments because they do not reflect our actual performance for that period.

•

Impairment losses: we exclude the effect of impairment losses because we believe that including them in Adjusted EBITDA and Adjusted FFO attributable to common stockholders is not consistent with reflecting the ongoing performance of our remaining assets.

•

Other adjustments: we exclude other adjustments such as executive severance costs, lawsuit settlement costs, prior year property tax adjustments and fees, property-level restructuring, severance and management transition costs, lease buyouts and any gains or losses we have recognized on sales or redemptions of assets other than real estate investments because we do not believe these costs reflect our actual performance for that period and/or the ongoing operations of our hotels.

In addition, to derive Adjusted EBITDA we exclude the noncash expense incurred with the amortization of deferred stock compensation as this expense does not reflect the underlying performance of our hotels. We also include an adjustment for the cash ground lease expense recorded on the Hyatt Chicago Magnificent Mile’s building lease. Upon acquisition of this hotel, we determined that the building lease was a capital lease, and, therefore, we include a portion of the capital lease payment each month in interest expense. We include an adjustment for ground lease expense on capital leases in order to more accurately reflect the operating performance of the Hyatt Chicago Magnificent Mile. We also exclude the effect of gains and losses on the disposition of depreciable assets because we believe that including them in Adjusted EBITDA is not consistent with reflecting the ongoing performance of our assets. In addition, material gains or losses from the depreciated value of the disposed assets could be less important to investors given that the depreciated asset value often does not reflect its market value.

To derive Adjusted FFO attributable to common stockholders, we also exclude the noncash gains or losses on our derivatives, as well as any federal and state taxes associated with the application of net operating loss carryforwards or with the sale of assets other than real estate investments. We believe that these items are not reflective of our ongoing finance costs.

In presenting hotel Adjusted EBITDA and hotel Adjusted EBITDA margins, the revenue and expense items associated with BuyEfficient prior to its sale in September 2015 and other miscellaneous non-hotel items have been excluded. We believe the calculation of hotel Adjusted EBITDA results in a more accurate presentation of the hotel Adjusted EBITDA margins for our hotels, and that these non-GAAP financial measures are useful to investors in evaluating our property-level operating performance.

Our 28 comparable hotel portfolio is comprised of our total portfolio with the exception of the Wailea Beach Marriott Resort & Spa due to its extensive repositioning disruption during the fourth quarter of 2015 as well as all of 2016. We believe that providing comparable hotel data is useful to us and to investors in evaluating our operating performance because this measure helps us and investors evaluate and compare the results of our operations from period to period by removing the fluctuations caused by any acquisitions or dispositions, as well as by those hotels that we classify as held for sale, those hotels that are undergoing a material renovation or repositioning and those hotels whose room counts have materially changed during either the current or prior year. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

Reconciliations of net income to EBITDA, Adjusted EBITDA, FFO attributable to common stockholders and Adjusted FFO attributable to common stockholders are set forth on pages 10 and 11. Reconciliations and the components of hotel Adjusted EBITDA and hotel Adjusted EBITDA margin are set forth on page 14.

Sunstone Hotel Investors, Inc.

Consolidated Balance Sheets

(In thousands, except share data)

	March 31,	December 31,
	2016	2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$396,669	$499,067
Restricted cash	68,313	76,180
Accounts receivable, net	46,311	32,024
Inventories	1,356	1,395
Prepaid expenses	12,778	10,879
Total current assets	525,427	619,545

Investment in hotel properties, net	3,243,975	3,229,010
Deferred financing fees, net	3,102	4,310
Other assets, net	9,286	10,386

Total assets	$3,781,790	$3,863,251

Liabilities and Equity
Current liabilities:
Accounts payable and accrued expenses	$39,460	$30,193
Accrued payroll and employee benefits	18,911	28,023
Dividends payable	13,592	265,124
Other current liabilities	45,479	41,877
Current portion of notes payable, net	149,021	85,776
Total current liabilities	266,463	450,993

Notes payable, less current portion, net	929,390	1,010,819
Capital lease obligations, less current portion	15,575	15,575
Other liabilities	41,052	34,744
Total liabilities	1,252,480	1,512,131

Commitments and contingencies	—	—

Equity:
Stockholders' equity:
Preferred stock, $0.01 par value, 100,000,000 shares authorized.
8.0% Series D Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at March 31, 2016 and December 31, 2015, stated at liquidation preference of $25.00 per share	115,000	115,000
6.95% Series E Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding at March 31, 2016 and zero issued and outstanding at December 31, 2015, stated at liquidation preference of $25.00 per share	115,000	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 216,516,858 shares issued and outstanding at March 31, 2016 and 207,604,391 shares issued and outstanding at December 31, 2015	2,165	2,076
Additional paid in capital	2,535,141	2,458,889
Retained earnings	652,270	652,704
Cumulative distributions	(941,460)	(927,868)
Total stockholders' equity	2,478,116	2,300,801
Noncontrolling interests in consolidated joint ventures	51,194	50,319
Total equity	2,529,310	2,351,120

Total liabilities and equity	$3,781,790	$3,863,251

Sunstone Hotel Investors, Inc.

Unaudited Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended March 31,
	2016	2015

Revenues
Room	$187,297	$193,291
Food and beverage	71,234	72,184
Other operating	15,761	18,910
Total revenues	274,292	284,385
Operating expenses
Room	51,044	53,842
Food and beverage	51,929	50,219
Other operating	4,056	5,131
Advertising and promotion	14,993	15,360
Repairs and maintenance	11,264	11,558
Utilities	7,514	8,985
Franchise costs	8,096	8,600
Property tax, ground lease and insurance	22,840	23,613
Property general and administrative	34,713	34,449
Corporate overhead	6,717	14,253
Depreciation and amortization	40,047	40,707
Total operating expenses	253,213	266,717
Operating income	21,079	17,668
Interest and other income	489	946
Interest expense	(20,010)	(17,326)
Loss on extinguishment of debt	(105)	—
Income before income taxes	1,453	1,288
Income tax provision	(237)	(85)
Net income	1,216	1,203
Income from consolidated joint ventures attributable to noncontrolling interests	(1,650)	(2,181)
Preferred stock dividends	(2,766)	(2,300)
Loss attributable to common stockholders	$(3,200)	$(3,278)

Basic and diluted per share amounts:
Basic and diluted loss attributable to common stockholders per common share	$(0.02)	$(0.02)

Basic and diluted weighted average common shares outstanding	212,887	206,600

Dividends declared per common share	$0.05	$0.05

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended March 31,
	2016	2015

Net income	$1,216	$1,203
Operations held for investment:
Depreciation and amortization	40,047	40,707
Amortization of lease intangibles	63	1,028
Interest expense	20,010	17,326
Income tax provision	237	85
Noncontrolling interests:
Income from consolidated joint ventures attributable to noncontrolling interests	(1,650)	(2,181)
Depreciation and amortization	(865)	(847)
Interest expense	(413)	(378)
EBITDA	58,645	56,943

Operations held for investment:
Amortization of deferred stock compensation	1,614	2,895
Amortization of favorable and unfavorable contracts, net	(4)	(221)
Noncash straightline lease expense	488	504
Capital lease obligation interest - cash ground rent	(351)	(351)
Gain on sale of assets, net	(7)	—
Loss on extinguishment of debt	105	—
Prior year property tax adjustments and fees	(97)	(188)
Property-level restructuring, severance and management transition costs	1,560	683
Lease termination costs	—	300
Costs associated with CEO severance	—	5,257
Noncontrolling interests:
Noncash straightline lease expense	(113)	(113)
	3,195	8,766

Adjusted EBITDA	$61,840	$65,709

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to FFO Attributable to Common Stockholders and

Adjusted FFO Attributable to Common Stockholders

	Three Months Ended March 31,
	2016	2015

Net income	$1,216	$1,203
Preferred stock dividends	(2,766)	(2,300)
Operations held for investment:
Real estate depreciation and amortization	39,893	40,310
Amortization of lease intangibles	63	1,028
Gain on sale of assets, net	(7)	—
Noncontrolling interests:
Income from consolidated joint ventures attributable to non-controlling interests	(1,650)	(2,181)
Real estate depreciation and amortization	(865)	(847)
FFO attributable to common stockholders	35,884	37,213

Operations held for investment:
Amortization of favorable and unfavorable contracts, net	(4)	(221)
Noncash straightline lease expense	488	504
Noncash interest related to loss on derivatives, net	6,402	—
Loss on extinguishment of debt	105	—
Prior year property tax adjustments and fees	(97)	(188)
Property-level restructuring, severance and management transition costs	1,560	683
Lease termination costs	—	300
Costs associated with CEO severance	—	5,257
Amortization of deferred stock compensation associated with CEO severance	—	1,623
Noncontrolling interests:
Noncash straightline lease expense	(113)	(113)
	8,341	7,845

Adjusted FFO attributable to common stockholders	$44,225	$45,058

FFO attributable to common stockholders per diluted share	$0.17	$0.18

Adjusted FFO attributable to common stockholders per diluted share	$0.21	$0.22

Basic weighted average shares outstanding	212,887	206,600
Shares associated with unvested restricted stock awards	84	398
Diluted weighted average shares outstanding	212,971	206,998

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Second Quarter 2016

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Quarter Ended
	June 30, 2016
	Low	High

Net income	$41,500	$44,800
Depreciation and amortization	40,400	40,400
Amortization of lease intangibles	100	100
Interest expense	13,600	13,600
Income tax provision	200	200
Noncontrolling interest	(3,300)	(3,700)
Amortization of deferred stock compensation	2,500	2,500
Noncash straightline lease expense	400	400
Capital lease obligation interest - cash ground rent	(400)	(400)
Property-level restructuring, severance, management transition and lease termination costs	1,000	1,100
Adjusted EBITDA	$96,000	$99,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

Net income	$41,500	$44,800
Preferred stock dividends	(2,100)	(2,100)
Real estate depreciation and amortization	40,200	40,200
Amortization of lease intangibles	100	100
Noncontrolling interest	(2,900)	(3,300)
Noncash straightline lease expense	400	400
Property-level restructuring, severance, management transition and lease termination costs	1,000	1,100
Adjusted FFO attributable to common stockholders	$78,200	$81,200

Adjusted FFO attributable to common stockholders per diluted share	$0.36	$0.38

Diluted weighted average shares outstanding	215,600	215,600

Sunstone Hotel Investors, Inc.

Reconciliation of Net Income to Non-GAAP Financial Measures

Guidance for Full Year 2016

(Unaudited and in thousands, except per share amounts)

Reconciliation of Net Income to Adjusted EBITDA

	Year Ended
	December 31, 2016
	Low	High

Net income	$104,200	$123,800
Depreciation and amortization	161,000	161,000
Amortization of lease intangibles	300	300
Interest expense	60,400	61,400
Income tax provision	800	800
Noncontrolling interest	(12,500)	(13,000)
Amortization of deferred stock compensation	7,000	7,400
Noncash straightline lease expense	1,700	1,700
Capital lease obligation interest - cash ground rent	(1,400)	(1,400)
Loss on extinguishment of debt	100	100
Prior year property tax adjustments and fees	(100)	(100)
Property-level restructuring, severance, management transition and lease termination costs	2,500	3,000
Adjusted EBITDA	$324,000	$345,000

Reconciliation of Net Income to Adjusted FFO Attributable to Common Stockholders

Net income	$104,200	$123,800
Preferred stock dividends	(8,900)	(8,900)
Real estate depreciation and amortization	160,200	160,200
Amortization of lease intangibles	300	300
Noncontrolling interest	(11,000)	(11,500)
Noncash straightline lease expense	1,700	1,700
Noncash interest related to loss on derivatives, net	6,400	6,400
Loss on extinguishment of debt	100	100
Prior year property tax adjustments and fees	(100)	(100)
Property-level restructuring, severance, management transition and lease termination costs	2,500	3,000
Adjusted FFO attributable to common stockholders	$255,400	$275,000

Adjusted FFO attributable to common stockholders per diluted share	$1.19	$1.28

Diluted weighted average shares outstanding	215,100	215,100

Sunstone Hotel Investors, Inc.

Non-GAAP Financial Measures

Comparable Hotel Adjusted EBITDA and Margins

(Unaudited and in thousands)

	Three Months Ended March 31,
	2016	2015

Comparable Hotel Adjusted EBITDA Margin (1)	24.7%	26.0%
Comparable Hotel Adjusted EBITDA Margin, excluding prior year property taxes and fees (2)	24.7%	25.9%

Total revenues	$274,292	$284,385
Non-hotel revenues (3)	(121)	(2,097)
Total Actual Hotel Revenues	274,171	282,288
Non-comparable hotel revenues (4)	(18,745)	(19,065)
Sold hotel revenues (5)	—	(12,125)
Total Comparable Hotel Revenues	$255,426	$251,098

Net income	$1,216	$1,203
Non-hotel revenues (3)	(121)	(2,097)
Non-hotel operating expenses (6)	330	2,715
Property-level restructuring, severance and management transition costs (7)	1,560	683
Lease termination costs (7)	—	300
Corporate overhead	6,717	14,253
Depreciation and amortization	40,047	40,707
Interest and other income	(489)	(946)
Interest expense	20,010	17,326
Loss on extinguishment of debt	105	—
Income tax provision	237	85
Actual Hotel Adjusted EBITDA	69,612	74,229
Non-comparable hotel Adjusted EBITDA (4)	(6,426)	(7,809)
Sold hotel Adjusted EBITDA (5)	—	(1,191)
Comparable Hotel Adjusted EBITDA	63,186	65,229
Prior year property taxes and fees (8)	(97)	(188)
Comparable Hotel Adjusted EBITDA, excluding prior year property taxes and fees (2)	$63,089	$65,041

* Footnotes on page 15

(1)	Comparable Hotel Adjusted EBITDA Margin is calculated as Comparable Hotel Adjusted EBITDA divided by Total Comparable Hotel Revenues.
(2)

Comparable Hotel Adjusted EBITDA Margin, excluding prior year property taxes and fees is calculated as Comparable Hotel Adjusted EBITDA, excluding prior year property taxes and fees divided by Total Comparable Hotel Revenues.

(3)

Non-hotel revenues represent revenues generated by BuyEfficient prior to its sale in September 2015, as well as the amortization of favorable and unfavorable tenant lease contracts recorded in conjunction with the Company's acquisitions of the Boston Park Plaza, the Hilton Garden Inn Chicago Downtown/Magnificent Mile, the Hilton New Orleans St. Charles, the Hyatt Regency San Francisco and the Wailea Beach Marriott Resort & Spa.

(4)

Includes hotel revenues and Adjusted EBITDA generated by the Wailea Beach Marriott Resort & Spa, which is classified as non-comparable due to its extensive repositioning during the fourth quarter of 2015, as well as all of 2016.

(5)

Includes hotel revenues and Adjusted EBITDA generated during the Company's ownership period for the Doubletree Guest Suites Times Square, sold by the Company on December 18, 2015. The hotel's EBITDA has been adjusted to exclude the amortization of lease intangibles as well as the noncash straightline lease expense.

(6)

Non-hotel operating expenses represent expenses generated by BuyEfficient prior to its sale in September 2015, as well as the following: the amortization of lease intangibles; the amortization of a favorable management agreement; noncash straightline lease expense; and capital lease obligation interest - cash ground rent.

(7)

Property-level restructuring, severance and management transition costs for the three months ended March 31, 2016 includes the following severance costs: Hilton Times Square $0.5 million; Hyatt Regency San Francisco $0.9 million; and Wailea Beach Marriott Resort & Spa $0.2 million. Property-level restructuring, severance and management transition costs for the three months ended March 31, 2015 include restructuring and severance costs of $0.7 million at the Boston Park Plaza. Lease termination costs include $0.3 million at the Boston Park Plaza.

(8)

Prior year property taxes and fees for the three months ended March 31, 2016 and 2015 excludes the additional net benefit of $97,000 and $188,000, respectively. For the three months ended March 31, 2016, the following hotels received prior year property tax credits and fees: Embassy Suites Chicago $55,000; Hilton Garden Inn Downtown Chicago/Magnificent Mile $15,000; and Fairmont Newport Beach $27,000. For the three months ended March 31, 2015, the following hotels received prior year property tax credits and fees: Hilton North Houston $104,000; and Marriott Houston $84,000.